Exhibit 10.23

AMENDMENT ONE

SALISBURY BANCORP, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Salisbury Bank and Trust Company (the “Bank”) maintains the Salisbury Bank and Trust Company Amended and Restated Non-Qualified Deferred Compensation Plan (the “Plan”), as amended and restated effective as of January 1, 2022; and

WHEREAS, pursuant to Section 7.1 of Article VII of the Plan, the Bank has the right to amend the Plan from time to time; and

WHEREAS, in order for the Plan to be able to be maintained on the Fidelity Investments automated platform, the Bank’s Board of Directors (the Board”) desires to make certain amendments to the Plan;

NOW, THEREFORE, the Board hereby amends the Plan in the following respects effective immediately:

1.	Section 1.27 of the Plan shall be amended to read as follows:

1.27	"Specified Date” means a specific date chosen by a Participant on which to receive the payment of all of a Participant’s Elective Deferrals made for a Plan Year, beginning in or after the 2023 Plan Year. A Participant may make an election to receive the payment on a Specified Date only with respect to amounts that the Participant wishes to receive prior to Separation from Service. If a Participant has a Separation from Service prior to the Specified Date selected, the Participant’s benefits will be paid in accordance with the applicable year’s Elective Deferral election for benefits paid on a Separation from Service.

2.	Section 3.6 of the Plan shall be amended to read as follows:

3.6	In-Service Distribution/Specified Date. A Participant may designate in the Participant’s Annual Election Form to defer all of the Participant’s Elective Deferrals for a Plan Year to be distributed on a Specified Date (i.e., month/day/year) which is expected to occur prior to the Participant’s Separation from Service. Notwithstanding the foregoing, if a Participant makes a Specified Date election and prior to the Specified Date, the Participant has a Separation from Service, the amount otherwise payable on the Specified Date shall be payable in accordance with the distribution election made for Elective Deferrals payable on a Separation from Service for the same calendar year that the Specified Date election was made.

2.	In all other respects, the terms of the Plan as adopted, shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank has executed this Amendment One to the Plan on the date set forth below.

SALISBURY BANK AND TRUST COMPANY

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